UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Retail Properties of America, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	42-1579325
(State of Incorporation or Organization)	(IRS Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:
Class A Common Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-172237

Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of Class A common stock, $0.001 par value per share, of Retail Properties of America, Inc. (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (File No. 333-172237), as amended (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s shares of Class A common stock under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and “Recapitalization” in the Registration Statement.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Retail Properties of America, Inc.

Date: March 28, 2012	By:	/s/ Dennis K. Holland
		Name:	Dennis K. Holland
		Title:	General Counsel and Secretary